                                                                    Exhibit 99.3



                                   CONSENT OF
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED





               We hereby consent to the inclusion of our opinion letter dated June 25, 2001 to the Board of Directors of Dime Bancorp, Inc. ("Dime") as Appendix C-2 to the Proxy Statement-Prospectus of Washington Mutual, Inc. ("Washington") and Dime relating to the proposed merger transaction involving Washington and Dime, and references thereto in such Proxy Statement-Prospectus under the captions "SUMMARY --- Opinions of Dime's Financial Advisors" and "DIME SPECIAL MEETING --- Opinions of Dime's Financial Advisors". In giving this consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933 and the rules and regulations promulgated thereunder.



New York, New York
August 28, 2001



                          /s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                          ------------------------------------------------------
                          MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED